SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

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[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

PIMCO EQUITY SERIES

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND
PROXY FACT SHEET FOR:
PIMCO DIVIDEND AND INCOME FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	JUNE 29, 2016	NEWPORT BEACH MARRIOTT HOTEL & SPA

Mail Date	JULY 8, 2016	AVALON ROOM, 900 NEWPORT CENTER DRIVE

Meeting Date	AUGUST 26, 2016 @ 9:00AM PDT	NEWPORT BEACH, CALIFORNIA 92660
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 5	Inbound Line	1-800-511-9495
Cusip Number	SEE PAGE 5	Website	www.pimco.com

What are shareholders being asked to vote on?

1.	To approve a sub-advisory agreement for the Fund between PIMCO, the Fund’s investment adviser, and Research Affiliates (the “Sub-Advisory Agreement”);

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

2.	To approve a portfolio implementation agreement for the Fund among PIMCO, Research Affiliates, and Parametric (the “Portfolio Implementation Agreement”);

BOARD OF TRUSTEES UNANIMOUS RECOMMENDATION – FOR

What is happening?

Effective June 16, 2016, the Board approved changes to the Fund’s name from PIMCO Dividend and Income Builder Fund to PIMCO Dividend and Income Fund as well as changes to the Fund’s non-fundamental investment objective, dividend distribution policy and certain non-fundamental investment guidelines. Upon announcement of the changes to the Fund, it was expected that the portfolio manager that managed the equity portion of the Fund’s portfolio and associated team members would no longer be employed at PIMCO. In light of their expected departure, and in light of the Board’s approval of changes to the Fund’s non-fundamental investment objective and policies, PIMCO advised the Board that it believed it was in the best interests of shareholders for PIMCO to hire Research Affiliates, LLC and Parametric Portfolio Associates LLC as sub-adviser and portfolio implementer, respectively, with respect to the equity portion of the Fund’s portfolio. Accordingly, on June 15, 2016, the Board approved PIMCO hiring Research Affiliates as interim sub-adviser and Parametric as interim portfolio implementer to manage the equity portion of the Fund’s portfolio, pursuant to interim sub-advisory and interim portfolio implementation agreements, respectively. Shareholders are being asked to vote on the approval of the Sub-Advisory Agreement and Portfolio Implementation Agreement, which would replace the interim sub-advisory agreement and interim portfolio implementation agreement, respectively.

Will fees increase as a result of the changes?

No. In connection with this transition, the Board approved changes to reduce the Fund’s annual investment advisory fee from 0.69% to 0.49% (and at the same time eliminated the existing 0.16% fee waiver) such that the Fund’s gross advisory fee decreased from 0.69% to 0.49% and net advisory fee decreased from 0.53% to 0.49%.

For Internal Distribution Only	Page 1

PROPOSAL 1: To approve a sub-advisory agreement for the Fund between PIMCO, the Fund’s investment adviser, and Research Affiliates

Why are shareholders being asked to approve a sub-advisory agreement for the Fund between PIMCO, the Fund’s investment adviser, and Research Affiliates?

The Board of Trustees unanimously approved the Sub-Advisory Agreement at an in-person meeting held on June 15, 2016, subject to approval by the Fund’s shareholders. The Sub-Advisory Agreement will take effect as soon as practicable after it is approved by shareholders of the Fund. The Sub-Advisory Agreement amends and restates an existing sub-advisory agreement between PIMCO and Research Affiliates dated March 11, 2015 (“Current RAE Sub-Advisory Agreement”) with respect to other series of PIMCO Equity Series (the “Trust”), solely to incorporate provisions pertaining to the Fund and to make other non-material changes.

If approved, how long will the new sub-advisory agreement remain in effect?

The Sub-Advisory Agreement will have an initial two-year term. With respect to the Fund, such two-year term is from the date of the Sub-Advisory Agreement. With respect to all other series of the Trust to which the Sub-Advisory Agreement relates, such two-year term is from the date of the Current RAE Sub-Advisory Agreement. The Sub-Advisory Agreement can be renewed for successive 12-month periods, subject to annual approval by the Board of Trustees or a majority of the Fund’s outstanding voting securities and, in either event, by the vote cast in person by a majority of the Trustees who are not “interested persons” of the Fund.

What methodology does Research Affiliates use in managing the equity portion of the Fund’s portfolio?

Research Affiliates uses the RAE® Fundamental (“RAE”) methodology as a starting point for portfolio construction with respect to the equity portion of the Fund’s portfolio (the “Equity Sleeve”). The RAE methodology selects and weights stocks by fundamental measures of company size rather than by market capitalization and then incorporates additional active insights on measures such as quality and momentum, among other factors, to seek to enhance risk-adjusted returns. Selections are further refined through additional yield and financial health screens to create a portfolio that seeks to provide an attractive current yield and long-term capital appreciation.

Will fees increase as a result of the new sub-advisory agreement?

Research Affiliates will not be compensated directly by the Fund, nor will the Fund’s advisory or other fees increase if the Sub-Advisory Agreement is approved.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1

PROPOSAL 2: To approve a portfolio implementation agreement for the Fund among PIMCO, Research Affiliates, and Parametric

Why are shareholders being asked to approve a portfolio implementation agreement for the Fund among PIMCO, Research Affiliates and Parametric?

As discussed in relation to Proposal 1, Research Affiliates provides investment advisory services in connection with the Fund’s Equity Sleeve’s use of the RAE Income Global Portfolio by, among other

For Internal Distribution Only	Page 2

things, providing PIMCO, and Parametric where applicable, with the constituents and target weights in the RAE Income Global Portfolio. Parametric currently serves as portfolio implementer to the Fund with respect to the Equity Sleeve pursuant to an interim portfolio implementation agreement. The Board of Trustees unanimously approved the Portfolio Implementation Agreement at an in-person meeting held on June 15, 2016, subject to approval by the Fund’s shareholders. The Portfolio Implementation Agreement will take effect as soon as practicable after it is approved by shareholders of the Fund.

If approved, how long will the new portfolio implementation agreement remain in effect?

The Portfolio Implementation Agreement will have an initial two-year term. The Portfolio Implementation Agreement can be renewed for successive 12-month periods, subject to annual approval by the Board of Trustees or a majority of the Fund’s outstanding voting shares and, in either event, by the vote cast in person by a majority of the Trustees who are not “interested persons” of the Fund.

What role will Parametric play in the management of the Fund under the portfolio implementation agreement?

Under the terms of the Portfolio Implementation Agreement, subject to the direct supervision of Research Affiliates and the ultimate supervision of PIMCO, Parametric is responsible for effecting all portfolio transactions on behalf of the Fund’s Equity Sleeve. Parametric has discretion to execute all portfolio transactions on behalf of the Equity Sleeve necessary to implement the RAE Income Global Portfolio. In exercising such discretion, Parametric will seek to limit tracking error from the RAE Income Global Portfolio but may allow the Equity Sleeve to vary from the RAE Income Global Portfolio subject to the supervision of Research Affiliates. Additionally, Parametric may, in its sole discretion but subject to any restrictions communicated to Parametric by Research Affiliates in writing, decline to purchase a security specified in the RAE Income Global Portfolio, or decide to substitute a security specified in the RAE Income Global Portfolio (an “Original Security”), for an alternative security (a “Substitute Security”), provided, however, that such Substitute Security shall provide similar economic exposure as the Original Security. Parametric’s ability to exercise this limited discretion is subject to any guidelines, limitations or restrictions provided by Research Affiliates or PIMCO. In addition to effecting all portfolio transactions on behalf of the Equity Sleeve, Parametric shall be responsible for providing certain specified middle and back office operational support functions for the Fund with respect to the services Parametric provides under the Portfolio Implementation Agreement.

Will fees increase as a result of the new portfolio implementation agreement?

Parametric will not be compensated directly by the Fund, nor will the Fund’s advisory or other fees increase if the Portfolio Implementation Agreement is approved.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2

Who is PIMCO?

PIMCO, a Delaware limited liability company, is located at 650 Newport Center Drive, Newport Beach, California 92660. PIMCO serves as investment adviser to the Fund pursuant to an investment advisory contract, dated March 30, 2010, between PIMCO and the Trust. PIMCO also serves as administrator to the Fund pursuant to an administration agreement with the Trust. PIMCO is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser. As of March 31, 2016, PIMCO had approximately $1.49 trillion in assets under management.

For Internal Distribution Only	Page 3

PIMCO is a majority owned subsidiary of Allianz Asset Management of America L.P. with minority interests held by Allianz Asset Management of America LLC, by Allianz Asset Management U.S. Holding II LLC, a Delaware limited liability company, and by certain current and former officers of PIMCO. Allianz Asset Management was organized as a limited partnership under Delaware law in 1987.

Who is Research Affiliates?

Research Affiliates, a California limited liability company, is located at 620 Newport Center Drive, Suite 900, Newport Beach, CA 92660. Research Affiliates is registered with the SEC as an investment adviser. As of March 31, 2016, Research Affiliates had approximately $39.77 billion in assets under management.

Research Affiliates is wholly owned by Research Affiliates Global Holdings, LLC. Robert D. Arnott, founder and chief executive officer of Research Affiliates, directly and indirectly through the Arnott Family Trust and other beneficial interests, controls more than 50% of Research Affiliates Global Holdings, LLC.

Who is Parametric?

Parametric, a Delaware limited liability company, is located at 1918 Eighth Ave., Suite 3100, Seattle, WA 98101. Parametric is registered with the SEC as an investment adviser. As of March 31, 2016, Parametric had approximately $159.3 billion in total client assets under management, which includes the assets under management of Parametric’s wholly-owned subsidiary Parametric Risk Advisors LLC (approximately $5.1 billion).

Parametric is a majority-owned subsidiary of Eaton Vance Corp. (“EVC”), a publicly-held company. Parametric’s principal owners are EVA Holdings, LLC and Eaton Vance Acquisitions, each of which is a privately-held subsidiary of EVC.

INTERNET:	Log on to the website provided on your proxy card and make sure to have your proxy card available when you plan to vote your shares.

TOUCHTONE:	To cast your vote by phone, dial the toll-free number on your proxy card make sure to have your proxy card available when you plan to vote your shares.

MAIL:	Simply sign, date, and complete the reverse side of your proxy card and return it in the postage paid envelope provided.

IN PERSON:	All shareholders as of the record date may attend the Special Meeting for the Fund on August 26, 2016.

PROXY MATERIALS AVAILABLE ONLINE AT:

www.proxyonline.com/docs/PIMCODividendIncomeFund.pdf

For Internal Distribution Only	Page 4

NAME OF FUND	CLASS	CUSIP	TICKER
PIMCO Dividend and Income Fund	A	72201T748	PQIZX
PIMCO Dividend and Income Fund	C	72201T730	PQICX
PIMCO Dividend and Income Fund	D	72201T722	PQIDX
PIMCO Dividend and Income Fund	P	72201T714	PQIPX
PIMCO Dividend and Income Fund	INST	72201T672	PQIIX

For Internal Distribution Only	Page 5

PIMCO Dividend and Income Fund Level I Script (Outbound)

(CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (Agent’s Full Name).

May I please speak with (Shareholder’s Full Name)? (Re-Greet If Necessary)

I am calling on a recorded line in relation to your investment in PIMCO Dividend and Income Fund. Have you had the opportunity to review the proxy materials sent to you for the special meeting of shareholders scheduled for August 26, 2016? (Pause for response)

IF “YES” OR POSITIVE RESPONSE TO HAVING REVIEWED THE INFORMATION:

If you’re not able to attend the meeting, I can record your vote by phone. The Board of your Fund is unanimously recommending a vote “FOR” the proposals.

Would you like to vote along with the recommendations of the Board?

(Pause for response) (Review Voting Options If Necessary)

IF “NO” OR NEGATIVE RESPONSE TO HAVING REVIEWED THE INFORMATION:

I would be happy to review the meeting’s agenda with you and record your vote by phone. The Board of your Fund is unanimously recommending a vote “FOR” the proposals.

Would you like to vote along with the recommendations of the Board?

(Pause for response) (Review Voting Options If Necessary)

IF THE SHAREHOLDER WOULD LIKE VOTE RECORDED BY PHONE:

If we identify any additional shares you own with PIMCO Dividend and Income Fund before the meeting takes place, would you like to vote those shares in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). For confirmation purposes:

•	Please state your full name. (Pause)

•	According to our records, you reside in (city, state, zip code). (Pause)

•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on the confirmation. Mr. /Ms.                     , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

IF THE SHAREHOLDER WOULD NOT LIKE VOTE RECORDED BY PHONE:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is important. Please fill out and return your proxy card at your earliest convenience. You can also vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a good (morning, afternoon, evening).

FOR INTERNAL DISTRIBUTION ONLY	Updated 7-7-16

PIMCO Dividend and Income Fund Level I Machine Script

Hello.

I am calling on behalf of your investment with the PIMCO Dividend and Income Fund.

The Special Meeting of shareholders is scheduled to take place on August 26, 2016. All shareholders are being asked to consider and vote on important matters. As of today your vote has not been registered.

Please contact us as soon as possible at 1-800-511-9495 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a good day.

WHAT IS HAPPENING?

On July 5, 2016, PIMCO Equity Series, on behalf of the PIMCO Dividend and Income Fund (formerly, the PIMCO Dividend and Income Builder Fund), filed a definitive proxy statement relating to the transition of day-to-day portfolio management of the equity portion of the Fund’s portfolio to Research Affiliates, LLC and Parametric Portfolio Associates LLC as sub-adviser and portfolio implementer, respectively.

WILL THERE BE A CHANGE IN FEES IF SHAREHOLDERS APPROVE THE PROPOSAL?

No. In connection with the Board approving PIMCO hiring Research Affiliates and Parametric on an interim basis to serve a sub-adviser and portfolio implementer for the Equity Sleeve of the Fund’s portfolio, effective June 16, 2016, the Board also approved changes to lower the Fund’s investment advisory fee from 0.69% to 0.49% (and at the same time eliminated the existing 0.16% fee waiver) such that the Fund’s gross advisory fee decreased from 0.69% to 0.49% and net advisory fee decreased from 0.53% to 0.49%. Aside from these changes all other fees (e.g., supervisory and administration fees, 12b-1) remain unchanged.

WHEN?

The shareholder meeting is scheduled for 26 August, 2016 at the Newport Beach Marriott Hotel & Spa, 900 Newport Center Drive, Newport Beach, CA 92660.

HOW WILL CLIENTS BE CONTACTED?

By Mail:

•	Proxy materials, including the proxy statement and proxy card, will be sent to shareholders of record as of June 29, 2016.
•	It is expected that the mailing will commence on July 8, 2016 and clients could receive the proxy materials beginning the week of July 11, 2016.

By Phone:

•	PIMCO has engaged a third-party proxy vendor, D.F. King, an ASTOne Company, to solicit shareholders and record proxy votes by phone.
•	We expect to begin contacting shareholders using phone calls beginning on the week of July 11th.

HOW DO SHAREHOLDERS VOTE THEIR SHARES?

Shareholders should refer to the voting instructions included in their proxy statement and on the proxy card. They can also contact D.F. King, the proxy solicitor, at 800-511-9495.

CAN A REGISTERED BROKER-DEALER VOTE ON BEHALF OF A SHAREHOLDER?

No, this is not a routine matter and a broker-dealer would not have the authority to vote a beneficial holder’s un-voted shares.

WHY SHOULD SHAREHOLDERS VOTE?

In order to hold a shareholder meeting, a quorum must be present. If a quorum is not met, the meeting may adjourn to a future date and solicitation of un-voted shares will continue.

FURTHER INFORMATION: The Fund’s proxy materials can be found online on the SEC’s website www.sec.gov and on the Dividend and Income Fund pages of pimco.com.

No part of this material may be reproduced in any form, or referred to in any other publication, without written permission. PIMCO is a registered trademark of Allianz Asset Management of America L.P. in the United States and throughout the world. PIMCO Investments LLC, distributor, 1633 Broadway, New York, NY 10019, is a company of PIMCO. © 2016 PIMCO